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Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

        We derived the following unaudited pro forma condensed financial information by applying pro forma adjustments attributable to the Kerasotes Acquisition to our historical consolidated financial statements and the Kerasotes financial statements included in this Form 8-K. The unaudited pro forma balance sheet gives pro forma effect to the Kerasotes Acquisition as if it had occurred on April 1, 2010. The unaudited pro forma condensed statement of operations data for the 52 weeks ended April 1, 2010 gives effect to the Kerasotes Acquisition as if it had occurred on April 3, 2009. We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information.

        The unaudited pro forma condensed financial information is for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the transactions been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future date or any future period.

        The unaudited pro forma condensed financial information should be read in conjunction with the information contained in "Selected Historical Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and accompanying notes appearing elsewhere in our Annual Report on Form 10-K for the period ended April 1, 2010 and the Kerasotes financial statements included in this Form 8-K.

 AMC ENTERTAINMENT INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
AS OF APRIL 1, 2010
(dollars in thousands)

			As of April 1, 2010
	AMCE Historical as of April 1, 2010	Kerasotes Historical as of March 31, 2010	Purchase Price Pro Forma Adjustments(a)		Pro Forma Adjustments(b)		AMCE Pro Forma Kerasotes Acquisition
Assets
Cash and equivalents	$495,343	$—	$(271,421)	(1)	$(6,047)	(1)	$217,875
Current assets	98,857	39,807	(26,685)	(2)	—		111,979
Property, net	863,532	132,035	93,495	(2)	(41,151)	(3)	1,047,911
Intangible assets, net	148,432	26,357	21,643	(2)	(350)	(3)	196,082
Goodwill	1,814,738	24,153	60,397	(2)	—		1,899,288
Other long-term assets	232,275	—	—		—		232,275

Total assets	$3,653,177	$222,352	$(122,571)		$(47,548)		$3,705,410

Liabilities and Stockholder's Equity
Current liabilities	$451,028	$45,395	$(8,961)	(2)	$—		$487,462
Corporate borrowings:
8% Senior Subordinated Notes due 2014	299,227	—	—		—		299,227
11% Senior Subordinated Notes due 2016	325,000	—	—		—		325,000
8.75% Senior Notes due 2019	586,252	—	—		—		586,252
Senior Secured Term Loan Facility due 2013	615,875	—	—		—		615,875
Capital and financing lease obligations	53,323	16,718	(4,171)	(2)	—		65,870
Other long-term liabilities	561,913	138,493	(87,693)	(2)	(14,781)	(3)	597,932

Total liabilities	2,892,618	200,606	(100,825)		(14,781)		2,977,618
Stockholder's Equity:
Common Stock	—	—	—		—		—
Additional paid-in capital	828,687	—	—		—		828,687
Accumulated other comprehensive loss	(3,176)	—	—		—		(3,176)
Accumulated earnings (deficit)	(64,952)	21,746	(21,746)	(2)	(32,767)	(2)	(97,719)

Stockholder's equity (deficit)	760,559	21,746	(21,746)		(32,767)		727,792

Total liabilities and Stockholder's Equity	$3,653,177	$222,352	$(122,571)		$(47,548)		$3,705,410

(a)
"Purchase Price Pro Forma Adjustments" reflect the purchase of Kerasotes, including the allocation of purchase price to the assets and liabilities acquired in connection with the Kerasotes Acquisition.

(b)
"Pro Forma Adjustments" reflect all other adjustments related to the Kerasotes Acquisition.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

 AMC ENTERTAINMENT INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FIFTY-TWO WEEKS ENDED APRIL 1, 2010
(dollars in thousands)

	Fifty-two weeks ended April 1, 2010
	AMCE 52 Weeks Ended April 1, 2010 Historical	Kerasotes Year Ended Dec. 31, 2009 Historical	Kerasotes Three Months Ended Mar. 31, 2010 Historical	Kerasotes Three Months Ended Mar. 31, 2009 Historical	Kerasotes Twelve Months Ended Mar. 31, 2010 Historical	Kerasotes Acquisition Pro Forma Adjustments		AMCE Pro Forma Kerasotes Acquisition
Revenues	$2,417,739	$325,964	$79,723	$76,283	$329,404	$(62,611)	(3)	$2,684,532
Cost of operations	1,612,260	210,990	53,942	50,428	214,504	(41,684)	(3)	1,785,080
Rent	440,664	45,212	11,640	11,336	45,516	(11,365)	(3)	478,090
						3,275	(4)
General and administrative:
M&A costs	2,280	—	—	—	—	—		2,280
Management fee	5,000	—	—	—	—	—		5,000
Other	57,858	17,011	3,973	4,017	16,967	—		74,825
Depreciation and amortization	188,342	21,894	4,628	5,252	21,270	(1,540)	(3)	215,762
						7,690	(4)
Impairment of long-lived assets	3,765	—	—	—	—	—		3,765

Total costs and expenses	2,310,169	295,107	74,183	71,033	298,257	(43,624)		2,564,802
Other expense	(2,559)	—	—	—	—	—		(2,559)
Interest expense	132,110	4,150	744	1,042	3,852	(3,852)	(4)	132,110
Equity in earnings of non-consolidated entities	(30,300)	—	—	—	—	—		(30,300)
Investment (income) expense	(205)	3,291	569	715	3,145	(2,947)	(4)	(7)

Total other expense	99,046	7,441	1,313	1,757	6,997	(6,799)		99,244

Earnings (loss) from continuing operations before income taxes	8,524	23,416	4,227	3,493	24,150	(12,188)		20,486
Income tax provision (benefit)	(68,800)	—	—	—	—	4,500	(5)	(64,300)

Earnings from continuing operations	$77,324	$23,416	$4,227	$3,493	$24,150	$(16,688)		$84,786

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

 AMC ENTERTAINMENT INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

(1)
Reflects the estimated cash sources and uses of funds in connection with the Kerasotes Acquisition as summarized below. The estimated purchase price is preliminary and subject to working capital and other adjustments.

Source of Funds	Amount	Users of Funds	Amount
	(thousands of dollars)		(thousands of dollars)
Company Cash	$277,468	Closing date payment amount	$176,086	(a)
		Total payoff amount-Kerasotes lender	74,710	(a)
		Escrow payment	20,625	(a)
		Estimated transaction costs	3,631	(b)
		Swap termination costs	1,798	(b)
		Eligible seller employee bonus amount	618	(b)

	$277,468		$277,468

(a)
Represents amounts which are expected to be capitalized in connection with the Kerasotes Acquisition.

(b)
Represents amounts that are expected to be expensed in connection with the Kerasotes Acquisition.
(2)
Pro forma adjustments have been made to stockholder's equity as follows in connection with the Kerasotes Acquisition:

Purchase Price Pro Forma Adjustments (thousands of dollars)
Elimination of Kerasotes' accumulated earnings	$(21,746)

Pro Forma Adjustments (thousands of dollars)
Divestitures	$(26,720) (a)
Acquisition-related transaction expenses	(6,047)

$(32,767)

(a)
Represents the net book value of assets and liabilities expected to be disposed of to gain U.S. Department of Justice approval for the Kerasotes Acquisition. We expect sales proceeds to approximate $58.5 million, but have not included them in our pro forma adjustments in our statement of operations pursuant to Article 11 of Regulation S-X. See Note 3 below.

  The acquisition of Kerasotes is being treated as a purchase with the Company as the accounting acquirer in accordance with ASC Topic 805 Business Combinations. The following is a summary of the preliminary allocation of the purchase price to the estimated fair values of assets and liabilities acquired from Kerasotes. Our allocations of purchase price were based on management's judgment after evaluating several factors, including bid prices from potential buyers and a preliminary valuation assessment. Our allocation of purchase price is preliminary and subject to changes, which could be significant.

Amounts
(thousands of dollars)
Current assets	$13,122
Property, net	225,530
Intangible assets, net	48,000
Goodwill	84,550
Current liabilities	(36,434)
Capital and financing lease obligations	(12,547)
Other long-term liabilities	(50,800)

Total estimated purchase price	$271,421

  Our preliminary allocation of purchase price consisted primarily of:

    (a)
    a write down of Current assets to eliminate amounts due from Kerasotes of $26.7 million;

    (b)
    a write up of Property, net of $93.5 million to reflect the estimated fair value of furniture, fixtures and equipment, leasehold improvements and real estate;

    (c)
    a write up of Intangible assets, net of $21.6 million comprised principally of reversal of favorable leases of $26 million previously recognized by Kerasotes, offset by write ups for the Showplace tradename of $5.0 million, write ups for noncompete agreements with Kerasotes management of $7.3 million and write ups for the estimated fair value of favorable leases of $35.3 million;

    (d)
    a write down of Current liabilities of $8.9 million, primarily comprised of write downs of the current portion of pre-acquisition intercompany balances of $0.9 million and estimated dormancy of deferred revenues of $0.7 million and the write down of the current portion of deferred gain of $7.3 million;

    (e)
    a reversal of the deferred rent component of developer reimbursements for two theatres for $4.2 million; and

    (f)
    a write down of Other long-term liabilities of $87.7 million, comprised of a write off of pre-acquisition intercompany balances of $19.9 million, write downs of the Kerasotes deferred gain from sale-leaseback transactions of $111.2 million and the write down of Kerasotes deferred rent and other liabilities of $7.4 million offset by write ups of $50.9 million to reflect the estimated fair value of unfavorable leases acquired from Kerasotes.

(3)
Reflects the exclusion of revenues and expenses and disposition of assets and liabilities for theatres expected to be disposed of in connection with the approval of the Kerasotes Acquisition by the U.S. Department of Justice:

52 Weeks Ended April 1, 2010
(thousands of dollars)
Revenues	$62,611
Cost of operations	41,684
Rent	11,365
Depreciation & amortization	1,540

As of April 1, 2010
(thousands of dollars)
Property, net	$41,151
Intangible assets, net	350
Other long-term liabilities	(14,781)

Net Assets	$26,720

(4)
Pro forma adjustments are made to the Unaudited Pro Forma Condensed Consolidated Financial Statement of Operations for purchase accounting to reflect the following:

	52 weeks ended April 1, 2010	Estimated Useful Life	Balance Sheet Classification
	(thousands of dollars)
Depreciation and Amortization:
Remove Kerasotes historical amount	$(21,270)
Buildings, FF&E and leasehold improvements	25,200	7	Property, net
Favorable leases	2,300	15	Intangibles, net
Non-compete agreements	1,460	5	Intangibles, net
Tradename	—	Indefinite	Intangibles, net
Goodwill	—	Indefinite	Goodwill

	$7,690

Rent:
Kerasotes amortization of deferred gain on sale-leaseback transactions	$7,275
Unfavorable leases	(4,000)

	$3,275

Interest Expense:
Interest expense to Kerasotes Showplace Theatres, LLC	$(3,852)

	$(3,852)

Investment Income:
Kerasotes expense related to interest rate swap	$(2,947)

	$(2,947)

(5)
Represents the expected income tax impact of the Kerasotes Acquisition in U.S. tax jurisdictions at the expected state and federal rate of approximately 37.5%.

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  Exhibit 99.2
AMC ENTERTAINMENT INC. UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET AS OF APRIL 1, 2010 (dollars in thousands)
AMC ENTERTAINMENT INC. UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS FIFTY-TWO WEEKS ENDED APRIL 1, 2010 (dollars in thousands)
AMC ENTERTAINMENT INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS